Exhibit 99.1

SemGroup Energy Partners, L.P. Reports Pre- and Post-IPO Third-Quarter 2007 Results

Tulsa, Okla. — November 13, 2007 /BUSINESS WIRE/ –

SemGroup Energy Partners, L.P. (“SemGroup Energy Partners” or the “Partnership”) (NASDAQ: SGLP) today reported its financial results for the quarter ended September 30, 2007. These results include the results of the Partnership’s predecessor (the “Predecessor”) through July 19, 2007 (the “Pre-IPO Period”) and the results of operations from July 20, 2007 to September 30, 2007 (the “Post-IPO Period”), which corresponds to the Partnership’s entering into the Throughput Agreement with SemGroup, L.P., the Partnership’s parent company, in connection with the Partnership’s initial public offering (“IPO”). Unless stated otherwise, the results discussed in this release are for the full quarter, including both the Pre-IPO Period and the Post-IPO Period. Results for 2006 are for the Predecessor. The Predecessor did not record any revenue associated with the gathering and transportation and terminalling and storage services provided on an intercompany basis, but did recognize the costs of providing such services.

The Partnership reported Post-IPO Period net income of $5.9 million, or $0.24 per basic and diluted common unit and $0.19 per basic and diluted subordinated unit. For the three months ended September 30, 2007, the Partnership reported net income of $4.3 million compared with a net loss of $9.0 million for the three months ended September 30, 2006. The Partnership’s total revenue was $25.3 million for the three months ended September 30, 2007 compared with $7.5 million for the three months ended September 30, 2006.

“The post-IPO results for SemGroup Energy Partners’ third quarter exceeded the expectations outlined in our prospectus,” stated Kevin Foxx, SemGroup Energy Partners’ president and chief executive officer. “We are especially pleased with the activity recorded by our gathering and transportation services business segment which enjoyed strong demand throughout the third quarter. This demand is primarily due to revenues generated under the Throughput Agreement with our parent company.”

Earnings before interest, taxes, depreciation and amortization, or EBITDA, was $10.2 million for the Post-IPO Period. Distributable cash flow for the Post-IPO Period was $8.5 million.

On October 25, 2007, the Partnership declared a prorated quarterly cash distribution of $0.24 per unit, or $1.25 per unit on an annualized basis, for the third quarter of 2007. The distribution is payable on November 14, 2007, on all outstanding common and subordinated units to holders of record as of the close of business on November 1, 2007. This is the first distribution declared by the Partnership and corresponds to the minimum quarterly distribution of $0.3125 per unit, prorated for the partial quarter following the closing of the Partnership’s IPO on July 23, 2007.

Conference Call SemGroup Energy Partners will host a conference call for investors and analysts on November 14, 2007, at 10 a.m. CDT (11 a.m. EDT) to discuss third quarter earnings. The conference call can be accessed through the Investors section of SemGroup Energy Partners’ Web site at http://www.SGLP.com or by telephone at 800-374-0113. International locations may dial-in by calling 706-758-9607. Please dial in five to 10 minutes prior to the scheduled start time. The audio replay of this conference call will be available on the Web site for at least 30 days, and a recording will be available by phone for 14 days. To hear the replay, call 800-642-1687 in the United States or call 706-645-9291 from international locations. The pass code for both is 22066958.

Use of Non-GAAP Financial Measures This press release includes non-GAAP financial measures of EBITDA and distributable cash flow. This press release provides reconciliations of these non-GAAP financial measures to their most directly comparable financial measure calculated and presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”). SemGroup Energy Partners’ non-GAAP financial measures should not be considered as alternatives to GAAP measures such as net income, operating income, net cash flows provided by operating activities or any other GAAP measure of liquidity or financial performance.

SemGroup Energy Partners defines EBITDA as net income or loss before interest, income taxes, depreciation and amortization. The Partnership defines distributable cash flow as EBITDA plus non-cash equity-based compensation expense less cash interest expense and sustaining capital expenditures. EBITDA and distributable cash flow are presented because the Partnership believes they provide additional information with respect to the expected performance of the Partnership’s fundamental business, as well as its ability to meet future debt service, capital expenditures and working capital requirements. The Partnership believes this information may be helpful to your understanding of its financial results.

The following table presents a reconciliation of EBITDA and distributable cash flow to net income or loss for the periods shown:

SEMGROUP ENERGY PARTNERS, L.P.

DISTRIBUTABLE CASH FLOW

(unaudited, in thousands)

	Three Months Ended September 30, 2007	July 1, 2007 to July 19, 2007	July 20, 2007 to September 30, 2007	Nine Months Ended September 30, 2007	January 1, 2007 to July 19, 2007	July 20, 2007 to September 30, 2007
Net income (loss)	$4,317	$(1,623)	$5,940	$(20,178)	$(26,118)	$5,940
Add: Interest	2,424	126	2,299	3,369	1,070	2,299
Income taxes	62	—	62	62	—	62
Depreciation and amortization	2,394	508	1,886	6,781	4,895	1,886
EBITDA	9,197	(989)	10,187	(9,966)	(20,153)	10,187
Add: Non-cash equity-based compensation expense	532	—	532	532	—	532
Less: Cash interest expense	(1,980)	(199)	(1,781)	(3,541)	(1,760)	(1,781)
Sustaining capital expenditures	(733)	(253)	(480)	(2,217)	(1,737)	(480)

Distributable cash flow	$7,016	$(1,441)	$8,458	$(15,192)	$(23,650)	$8,458

About SemGroup Energy Partners, L.P. SemGroup Energy Partners owns and operates a diversified portfolio of complementary midstream energy assets. SemGroup Energy Partners provides crude oil gathering and transportation and terminalling and storage services primarily in its core operating areas in Oklahoma, Kansas and Texas. A subsidiary of SemGroup, L.P. is the general partner of SemGroup Energy Partners. SemGroup Energy Partners owns and operates terminalling and storage facilities with approximately 6.7 million barrels of storage capacity, including approximately 4.8 million barrels of storage capacity located at the Cushing Interchange, two pipeline systems consisting of approximately 1,150 miles of pipeline, and tanker trucks used to gather oil at remote wellhead locations generally not covered by pipeline and gathering systems. The Partnership is based in Tulsa, Oklahoma. For more information, visit the Partnership’s Web site www.SGLP.com.

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Forward-Looking Statements Certain statements in this release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to qualify for the safe harbors from liability provided therein. All statements, other than statements of historical facts, included in this release that address activities, events or developments that the Partnership expects, believes or anticipates will or may occur in the future are forward-looking statements. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties, factors and risks, many of which are outside SemGroup Energy Partners’ control, which could cause results to differ materially from those expected by management of SemGroup Energy Partners.

Such risks and uncertainties include, but are not limited to, our dependence upon SemGroup, L.P. for a substantial majority of our revenues; our exposure to the credit risk of SemGroup, L.P. and third-party customers; a decrease in the demand for crude oil in the areas served by our storage facilities and pipelines; a decrease in the production of crude oil from the oil fields served by our pipelines; the availability of, and our ability to consummate, acquisition opportunities; our debt levels and restrictions in our credit facility; general economic, market or business conditions; and other factors and uncertainties inherent in the crude oil gathering, transportation, terminalling and storage business. These and other applicable uncertainties, factors and risks are described more fully in the Partnership’s prospectus relating to its initial public offering and other reports filed with the Securities and Exchange Commission. SemGroup Energy Partners undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Results of Operations The following table summarizes the financial results for the three and nine months ended September 30, 2006 and 2007:

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SEMGROUP ENERGY PARTNERS, L.P.

STATEMENT OF OPERATIONS

(unaudited, in thousands, except per unit data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2007	2006	2007
Service revenue
Third party revenue	7,250	4,872	$19,861	$23,847
Related party revenue	240	20,408	$570	$20,531

Total revenue	7,490	25,280	20,431	44,378

Expenses:
Operating	13,263	15,952	38,239	50,110
General and administrative	2,663	2,525	8,158	11,015

Total expenses	15,926	18,477	46,397	61,125

Operating loss	(8,436)	6,803	(25,966)	(16,747)

Other expenses:
Interest expense	540	2,424	1,581	3,369

Income before income taxes	$(8,976)	$4,379	$(27,547)	$(20,116)

Income tax expense	$—	$62	$—	$62

Net income (loss)	$(8,976)	$4,317	$(27,547)	$(20,178)

Less:
Net loss attributable to SemGroup Energy Partners Predecessor		$(1,623)		$(26,118)
General partner interest in net income		119		119

Net income allocable to limited and subordinated partners		$5,821		$5,821

Basic and diluted net income per common unit		$0.24		$0.24
Basic and diluted net income per subordinated unit		$0.19		$0.19
Weighted average common units outstanding - basic		14.4		14.4
Weighted average subordinated units outstanding - basic		12.6		12.6
Weighted average common units outstanding - diluted		14.5		14.5
Weighted average subordinated units outstanding - diluted		12.6		12.6

SGLP Investor Relations Contact:

Brian Cropper

Toll Free Phone: 866.490.SGLP (7457)

Phone: 918.524.SGLP (7457)

Email: investor@semgroupenergypartners.com

SemGroup Media Contact:

Susan Dornblaser

Phone: 918.524.8365

Email: sdornblaser@semgrouplp.com

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